Exhibit 77Q(1)(a)(ii)



Amendment No. 4 dated May 1, 2005 to the Third Amended and Restated Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(5) of post-effective amendment no. 127 to the Registration Statement filed on Form Type 485BPOS on April 29, 2005 (Accession No. 0001193125-05-090079).